Exhibit (j)(ii)(a) under Form N-1A
                                           Exhibit 23 under Item 601/ Reg. S-K



 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" and "Financial Information" in the Statement of Additional Information in Post-Effective Amendment Number 77 to the Registration Statement (Form N-1A, No. 33-31602) of Money Market Obligations Trust, and to the incorporation by reference of our reports dated December 10, 2004 for Alabama Municipal Cash Trust, Arizona Municipal Cash Trust, California Municipal Cash Trust, Connecticut Municipal Cash Trust, Florida Municipal Cash Trust, Georgia Municipal Cash Trust, Maryland Municipal Cash Trust, Massachusetts Municipal Cash Trust, Michigan Municipal Cash Trust, Minnesota Municipal Cash Trust, New Jersey Municipal Cash Trust, New York Municipal Cash Trust, North Carolina Municipal Cash Trust, Ohio Municipal Cash Trust, Pennsylvania Municipal Cash Trust and Virginia Municipal Cash Trust (sixteen of the series Money Market Obligations Trust) included in the October 31, 2004 Annual Reports to Shareholders of each of the Money Market Obligations Trust Funds, respectively.



                                          ERNST & YOUNG LLP


Boston, Massachusetts
February 23, 2005